                                                                    EXHIBIT 4.4


                     FORM OF FLOATING RATE MEDIUM-TERM NOTE
                                  FACE OF NOTE


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY(1)


REGISTERED                                       CUSIP No.                                 PRINCIPAL AMOUNT
No. FLR-____________________                     ____________________________              ____________________________



                              STAR BANC CORPORATION
                        SENIOR MEDIUM-TERM NOTE, SERIES A
                                 (Floating Rate)



INTEREST RATE BASIS OR BASES:                    ORIGINAL ISSUE DATE:                      STATED MATURITY DATE:



       IF LIBOR:
            [  ] LIBOR Reuters
            [  ] LIBOR Telerate

       INDEX CURRENCY:



EXTENSION OF MATURITY
   [  ] Yes   [  ] No
EXTENSION PERIOD:                                FINAL MATURITY:



INDEX MATURITY:                                  INITIAL INTEREST RATE:                    INTEREST RESET PERIOD:



SPREAD                                           MINIMUM INTEREST RATE:                    INTEREST PAYMENT DATE(S):
(PLUS OR MINUS):



SPREAD MULTIPLIER:                               MAXIMUM INTEREST RATE:                    INTEREST RESET DATE(S):



--------
1        This paragraph applies to Global Securities only.

DEFAULT RATE:


[REDEMPTION COMMENCEMENT DATE:]                  [INITIAL REDEMPTION PERCENTAGE:]          [ANNUAL REDEMPTION
                                                                                           PERCENTAGE REDUCTION:]



OPTIONAL REDEMPTION
[  ] No
[  ] Yes (at option of Company)
Optional Redemption Date(s)
Optional Redemption Price




OPTIONAL REPAYMENT DATE(S):



INTEREST CATEGORY:                                                                         DAY COUNT CONVENTION:
[  ] Regular Floating Rate Note                                                            [  ] 30/360 for the period
[  ] Indexed Note                                                                               from           to
[  ] Original Issue Discount Note                                                          [  ] Actual/360 for the period
     Issue Price:                    %                                                          from           to
                                                                                           [  ] Actual/Actual for the period
                                                                                                from           to
                                                                                           Applicable Interest Rate Basis:




SPECIFIED CURRENCY:
[  ] U.S. dollars
[  ] Other



EXCHANGE RATE AGENT:



AUTHORIZED DENOMINATION:
[  ] $1,000 and integral multiples thereof
[  ] Other:



ADDENDUM ATTACHED
[  ] Yes
[  ] No

OTHER/ADDITIONAL PROVISIONS:


         STAR BANC CORPORATION (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________________,
______________________________________, or registered assigns, the principal sum of _______________ on the Stated Maturity specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above, until the Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date, or shall be paid at any time in any other lawful manner, all as more completely described in the Indenture applicable to this Note.

         The "Spread" is the number of basis points specified on the face hereof to be added or subtracted from the related Interest Rate Basis on the face hereof, and the "Spread Multiplier" is the percentage specified on the face hereof as applying to the Interest Rate Basis for this Note.

         "Index Maturity" means the period to maturity of the instrument or obligation, as specified on the face hereof. Unless otherwise above, Mellon Bank, N.A. will be the calculation agent (the "Calculation Agent") for this Note.

         "Business Day", with respect to any Note means any day, other than a Saturday or Sunday, that is (i) not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (a) The City of New York or (b) if the Specified Currency for such
Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

         Payment of principal of (and premium, if any) and any interest in respect of this Note due on the Maturity Date to be made in U.S. dollars will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office of the Trustee that the Company may determine; provided, however, that the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. If such payment is to be made in a Specified Currency other than U.S. dollars as set forth below, such payment will be made by wire transfer of immediately available funds pursuant to the instructions of the Holder hereof (acceptable to the Company and the Trustee) as shall have been designated by the Holder hereof at least fifteen Business Days prior to the Maturity Date, this Note is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. (Such designation shall be made by filing the appropriate information with the Trustee at the office of the Trustee in The City of New York, and, unless revoked, any such designation made with respect to this Note by its registered Holder will remain in effect with respect to any further payments with respect to this Note payable to its Holder.) If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder of this Note at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of this Note.

         Payments of interest due on any Interest Payment Date other than the Maturity Date to be made in U.S. dollars will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the office of the Trustee in the City of New York; provided, however, that a Holder of U.S. $10,000,000 (or, if the Specified Currency specified above is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date for any Floating Rate Note (other than the Maturity Date) would otherwise be a day that is not a Business Day, the required payment of interest may be made on the next succeeding Business day with the same force and effect as if made on the date such payment was due, except that in the case of a Floating Rate Note that is a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If a Maturity Date of a Floating Rate Note falls on a date that is not a Business Day with the same force and effect as if made on the date such payment was due, the required payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         Payments of principal of (and premium, if any) and interest on any Note denominated in a Specified Currency other than U.S. dollars (a "Foreign Currency Note") will be made in U.S. dollars in the manner described in the following paragraph. A Holder of a Foreign Currency Note may elect to receive payment of the principal of and premium, if any, and interest on such note in the specified currency by submitting a written request for such payment to Trustee at its Corporate Trust Office in The City of New York on or before such Regular Record Date, not later than 15 calendar days prior to the applicable payment date.

         The amount of any U.S. dollar payment in respect of a Foreign Currency Note will be determined by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Foreign Currency Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, in which case such payments will be made in accordance with the following paragraph.

         If the principal of (and premium, if any) or any interest on any Note is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the

Holder of such Note by making such payment (including any such payment at maturity) in U.S. dollars on the basis of the Market Exchange Rate for such currency on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified herein. The "Market Exchange Rate" for a Specified Currency other than U.S. dollars means the noon buying rate in The City of New York for cable transfers of such Specified Currency, as certified for customs by the Federal Reserve Bank of New York.

         [All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.]

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Star Banc Corporation has caused this Note to be executed.

                                       STAR BANC CORPORATION


                                       By:
                                          -------------------------------------
                                          Title:

                                                            [SEAL

Dated:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:

This is one of the Notes of the series
designated therein referred to in the
within-mentioned Indenture.

-------------------------


By:
   ------------------------------------
   Authorized Signatory

                                 REVERSE OF NOTE

                              STAR BANC CORPORATION
                        SENIOR MEDIUM-TERM NOTE, SERIES A
                                 (Floating Rate)


         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of March 18, 1997, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and Mellon Bank, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Due 9 Months or more from Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

         This Note is issuable only in registered form without coupons. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations in the equivalent of $1,000 in the Specified Currency (rounded to 1,000 units or rounded down to an integral multiple of 1,000 units of such Specified Currency), at the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Note. Interest rates offered by the Company with respect to a Note may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

         If specified on the face hereof, this Note will be subject to redemption at the option of the Company, in whole or in part, on the date or dates (each an "Optional Redemption Date") specified on the face hereof on which this Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) this Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to this Note by notifying the Trustee for at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of this Note. In the event of a partial redemption, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder hereof upon the cancellation thereof.

         If specified on the face hereof, the Holder of this Note will have the option to elect repayment of this Note by the Company prior to its Stated Maturity, on the date or dates on which this Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, this Note may be repaid on each such Optional Repayment Date.

         In order for a Note to be repaid, the Trustee for this Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then the Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of this Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount hereof provided that the principal amount remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder hereof.

         If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of Maturity will be equal to the Amortized Face Amount (as defined below) as of the date of such event. The "Amortized Face Amount" means an amount equal to (i) the Issue Price plus that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

         If any Maturity Date of an Original Issue Discount Note that bears no interest falls on a day that is not a Business Day with respect to such Original Issue Discount Note, the payment due at such Maturity Date will be made on the following day that is a Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date.

         This Note shall bear interest at the rate determined by reference to the applicable interest rate basis (the "Interest Rate Basis" specified on the face hereof (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof. Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall bear interest in accordance with and be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Unless otherwise specified on the face hereof, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date (or, if none, the Initial Interest rate). If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The interest rate in effect with respect to this Note from the date of issue to the first Interest Reset Date (the "Initial Interest Rate") will be as specified on the face of this Note. The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate Notes, the CMT Rate Notes, the Commercial Paper Rate Notes, the Federal Funds Rate Notes and the Prime Rate Notes will be the second

Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Treasury Rate Notes, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as defined below) would normally be auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, however that if an auction shall fall on the applicable Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the second Business Day prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable Interest rate shall take effect on the applicable interest Reset Date.

         If any Interest Payment Date for this Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, except that in the case of a Note that is a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

         Unless otherwise specified on the face hereof, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the Maturity Date.

         With respect to this Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or the Treasury Rate Notes. Unless otherwise specified in the Day Count Convention on the face hereof, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified on the face hereof. All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent.

         Upon request of the holder of this Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

         Unless otherwise specified on the face hereof, the Calculation Agent will determine the interest rate with respect to each Interest Rate Basis in accordance with the applicable provisions below.

         CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate will be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable certificates of deposit having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15(519), Selected Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the specified Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate on such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT Rate. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

         If an Interest Rate for this Note is specified on the face hereof as the CMT Rate, the CMT Rate will be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified on the face hereof, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index will be 2 years.

         Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate will be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the specified Index Maturity as published in H. 15(519) under the heading Commercial Paper. In the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not yet published in H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more Agents or their affiliates) selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) calculated in accordance with the following formula:

              Money Market Yield =  D x 360 x 100
                                   --------------
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate will be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate will be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the column "Effective Rate" under the heading "Federal Funds." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 am., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. LIBOR Rate Notes will bear interest at the rates (calculated with reference to the LIBOR Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

             (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page specified on the face hereof as of 11:00 a.m. London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on such Reuters Screen LIBO Page, unless such Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate will be used ("LIBO Reuters"), or (b) the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no such rate appears on Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

            (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates (unless, as aforesaid, only a single rate is required) appear on the Reuters Screen LIBO Page, as specified in
         (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity designated on the face hereof are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the Principal Financial Center for the country of the Index Currency, on the LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

         Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the Prime Rate, the Prime Rate will be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p m., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum interest Rate, if any) specified on the face hereof.

         If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate will be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate applicable to the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity designated on the face hereof as published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date pertaining to such Treasury Rate Interest Destination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury Bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         Unless otherwise stated on the face hereof, each Note will mature at the Stated Maturity of such Note. If stated on the face hereof, the Company has the option to extend the Stated Maturity of this Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in on the face hereof.

         The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the old Stated Maturity for this Note. Not later than 40 days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail or deliver to the holder of such Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing or delivering of such Extension Notice.

         Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice for such Note and establish a higher Spread and/or Spread Multiplier (in the case of a Floating Rate Note, or a lower Spread and/or Spread Multiplier in the case of an Inverse Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail notice of such new Spread and/or Spread Multiplier first class, postage prepaid, to the holder of this Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

         If the Company extends the Stated Maturity of this Note, the holder of this Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for this Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity hereof, the holder thereof must follow the procedures applicable to redemption and repayment for optional repayment, except that (i) the period for delivery of such Note or notification to the Trustee for such Note Will be at least 25 but not more than 35 days prior to the old Stated Maturity and (ii) a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

         All percentages resulting from any calculation on this Note shall be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point and all U.S. dollar amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upwards).

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The

Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  - as tenants in common              UNIF GIFT MIN ACT - __________ Custodian _________
TEN ENT  - as tenants by the entireties                           (Cust)               (Minor)
JT TEN   - as joint tenants with right of                        under Uniform Gifts to Minors Act
                   survivorship and not as                       ______________________________
                   tenants in common                                         (State)

         Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
         OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------

-------------------------------------------------



-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)

-------------------------------------------------------------------------------

the within Note and all rights thereunder hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------

To transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Date:
     ------------------------
                                       ----------------------------------------


                                       ----------------------------------------
                                        Notice: The signature(s) on this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        within Note in every particular, without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid: $ ____________
                                       ----------------------------------------
                                       Notice: The signature(s) on this Option
Date: ______________________           to Elect Repayment must correspond with
                                       the name(s) as written upon the face of
                                       the within Note in every particular,
                                       without alteration or enlargement or any change whatsoever.